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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the Incorporation by reference in this registration statement on Form S-3 of our report dated December 19, 1996, on our audits of the financial statements of Quality Mortgage USA, Inc. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P

COOPERS & LYBRAND L.L.P.
Newport Beach, California
April 7, 1997